UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 18, 2013

AMERICAN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona		85251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01Changes in Control of Registrant

Effective February 18, 2013, pursuant to a Preferred Stock Purchase Agreement, dated February 6, 2013, Saber Oil, LLC purchased 35,400 shares of the Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (Preferred Stock”) of American Standard Energy Corp. (the “Company”) owned by Geronimo Holding Corporation, an affiliate entity of Randall Capps, a director of the Company.  In connection with the purchase, each of Randall Capps, Geronimo Holding Corporation, XOG Operating LLC and CLW South Texas 2008, LP granted an irrevocable proxy to Saber Oil, LLC to vote the shares of common stock of the Company beneficially owned by Mr. Capps and each such entity.  The irrevocable proxies granted to Saber Oil, LLC voting rights, in the aggregate, of 55.55% of the Company’s issued and outstanding common stock (based upon 51,721,798 shares of common stock outstanding, as set forth in the Form 10-Q filed with the Securities and Exchange Commission on November 15, 2012).  Each of the proxies will expire upon the earlier of (i) five years or (ii) the occurrence of a sale of the underlying common stock.  J. Steven Person and H.H. Wommack, III, each a director of the Company, are principals in Saber Oil, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2013

AMERICAN STANDARD ENERGY CORP.

By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer